EXHIBIT 99.1

PRESS RELEASE

             MICROISLET RECEIVES NOTICE FROM AMERICAN STOCK EXCHANGE

SAN DIEGO, JANUARY 30, 2007 /(PRIMEZONE)/ -- MicroIslet, Inc. (Amex: MII), a biotechnology company engaged in the development and commercialization of patented technologies in transplantation therapy for people with insulin-dependent diabetes, announced today that on January 25, 2007, it received a letter from the American Stock Exchange (Amex) stating that Amex has determined that MicroIslet is not in compliance with certain continued listing standards, including Section 1003(a)(ii) of the Amex Company Guide, because the company has stockholders' equity of less than $4,000,000 and losses from continuing operations and net losses in three of its four most recent fiscal years; and Section 1003(a)(iii) of the Company Guide, because the company has stockholders' equity of less than $6,000,000 and losses from continuing operations and net losses in its five most recent fiscal years.

The notice gives MicroIslet until February 26, 2007, to submit a plan advising Amex of action the company has taken, or will take, to bring the company into compliance with the continued listing standards mentioned above within a maximum of 18 months. MicroIslet has already informed Amex that it intends to submit such a plan before the due date. If Amex accepts the plan, MicroIslet may be able to continue its listing during the plan period of up to 18 months, during which time the company will be subject to periodic review to determine whether it is making progress consistent with the plan. If MicroIslet is not in compliance with the continued listing standards at the end of the plan period, or the company does not make progress consistent with the plan during the plan period, Amex staff may initiate delisting proceedings. If the company does not submit a plan, or if it submits a plan that is not accepted, the company may be subject to delisting proceedings.

Amex has also informed MicroIslet that its stock symbol will become subject to the indicator ".BC" to denote noncompliance with the above listing standards. The indicator will not change MicroIslet's trading symbol, but will be disseminated as an extension of the symbol whenever the trading symbol is transmitted with a quotation or trade. The indicator will remain in effect until such time as the company has regained compliance with all applicable continued listing standards.

"MicroIslet has made significant progress with its clinical programs in recent quarters and we are committed to meeting the compliance requirements of the American Stock Exchange," commented James R. Gavin III, M.D., Ph.D., President and Chief Executive Officer of Microislet.

About MicroIslet

MicroIslet is a biotechnology company engaged in the development, and commercialization of patented technologies in the field of transplantation therapy for people with insulin-dependent diabetes. MicroIslet's islet transplantation technology, including patented technology exclusively licensed from Duke University, includes methods for isolating, culturing, cryopreservation, and immuno-protection (microencapsulation) of islet cells. MicroIslet is working to develop and commercialize a first product, called MicroIslet-HTM, a microencapsulated human islet cell suspension that will be used for transplantation in patients with insulin-dependent diabetes. MicroIslet is also working to develop and commercialize a second product, MicroIslet-PTM, a microencapsulated porcine islet cell suspension for transplantation in patients with insulin-dependent diabetes, which if successful, will address the inherently limited supply of human islets. Additional information about MicroIslet can be found at www.microislet.com.

EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS SET FORTH IN THIS PRESS RELEASE, INCLUDING THOSE RELATED TO MICROISLET'S EXPECTATIONS REGARDING THE CONTINUED LISTING OF ITS COMMON STOCK ON AMEX, THE FILING OF A PLAN OF COMPLIANCE WITH AMEX AND THE FUTURE COURSE OF ACTIONS AND PROCEEDINGS AT THE AMEX, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. AMONG OTHERS, THERE CAN BE NO ASSURANCE THAT MICROISLET WILL BE ABLE TO COMPLETE AND TIMELY FILE A PLAN WITH AMEX, THAT THE PLAN WILL BE ACCEPTED BY AMEX OR THAT THE COMPANY WILL BE ABLE TO MAKE PROGRESS CONSISTENT WITH THE PLAN IF IT IS ACCEPTED. OTHER RISKS THAT MAY AFFECT FORWARD-LOOKING INFORMATION CONTAINED IN THIS REPORT ARE DETAILED FROM TIME TO TIME IN THE COMPANY'S MOST RECENT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE HEREOF. MICROISLET DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.

For more information, please visit our Web site at www.microislet.com. For further information, contact:

    Kevin A. Hainley, MicroIslet Inc.
    858-657-0287

    Sean Collins, Senior Partner
    CCG Investor Relations & Strategic Communications
    310-231-8600 ext. 202

Source: MicroIslet, Inc.